EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

Global Express Capital Real Estate Investment Fund I, LLC

We hereby consent to the use in this Post-Effective Amendment No. 9 to the Registration Statement of Form S-11 of our report dated February 25, 2003, relating to the financial statements of Global Express Capital Real Estate Investment Fund I, LLC and to the reference to our firm under the caption "Experts" in this registration statement.


                                        /s/ James R. Bonzo
                                        ----------------------------------------
                                        James R. Bonzo, C.P.A.

Las Vegas, Nevada
May 6, 2003